THE REGISTRANT REQUESTS THAT THIS REGISTRATION STATEMENT BECOME EFFECTIVE
     IMMEDIATELY UPON FILING PURSUANT TO SECURITIES ACT RULE 462.

As filed with the Securities and Exchange Commission on December 29, 1994.

                                              Registration No. 33-
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           FIRST SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

       UTAH                                              87-6118148
(State or other jurisdiction               (I.R.S. Employer Identification No.)
incorporation or organization)

                              61 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-6000

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                                SCOTT C. ULBRICH
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                              61 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 246-5706

                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                             ---------------------
                                   COPIES TO:

                                A. ROBERT THORUP
                             RAY, QUINNEY & NEBEKER
                                    SUITE 700
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH  84111
                                 (801) 532-1500

                             ---------------------
                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  Title of                       Proposed         Proposed
 securities                       maximum          maximum        Amount of
    to be      Amount to be    offering price      aggregate     registration
 registered     registered        per share     offering price       fee
- -------------------------------------------------------------------------------

Common Stock   1,000,000(1)   $ 23.046(2)          $ 2,304,600(2)   $ 794.69
                  shares

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

   (1) Plus, in accordance with Rule 416(a), such indeterminate number of shares as may become subject to the First Security Corporation Employee Stock Purchase Plan (the "Plan") as a result of the adjustment provisions therein.
   (2) The registration fee for the shares of Common Stock issuable under the terms of the 1994 Plan was calculated pursuant to Rule 457(c), based on the closing last sale price on the NASDAQ NMS on December 27, 1994.
              -----------------------------------------------------
              -----------------------------------------------------
This Registration Statement consists of 9 consecutively numbered pages.
        The Exhibit Index is on consecutively numbered page 4.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION

                            ********




ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                            ********


















******** INFORMATION REQUIRED BY PART I TO BE CONTAINED IN THE SECTION 10(A) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933 AND THE NOTE TO PART I OF FORM S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration Statement:

    (1)     Registrant's report
            on Form 10-K for its fiscal year ended December 31, 1993;

    (2)     Registrant's
            Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

    (3)     Registrant's Report
            on Form 8-K dated January 24, 1994;

    (4)     Registrant's Proxy
            Statement dated March 15, 1994.

  In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

  Counsel for Registrant, Ray Quinney & Nebeker, has rendered an opinion to the effect that the shares of common stock covered through this Registration Statement will be duly and validly issued, fully paid and non-assessable upon issuance. Attorneys at Ray Quinney & Nebeker PC beneficially owned an aggregate total of no more than 4% of the Registrant's common stock as of December 20, 1994.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Registrant's Articles of Incorporation require the Registrant to indemnify and hold harmless its directors and officers to the extent that indemnifiable expenses or losses were not caused by the willful, bad faith or grossly negligent conduct of the officer or director. Registrant maintained a policy of director's and officer's liability insurance to fund this obligation.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

  Not applicable.

ITEM 8.  EXHIBITS

  The following Exhibits are filed as a part of this Registration Statement:

  4.        The 1994 First Security Corporation Employee Stock Purchase Plan.

  5.        Opinion of Ray Quinney & Nebeker, Professional Corporation.

  23.1      Consent of Deloitte & Touche.

  23.2      Consent of Ray Quinney & Nebeker (included in Exhibit 5).


ITEM 9.  UNDERTAKINGS

  (A)  Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    PROVIDED HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to
    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

(B) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
    (1) Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

    (2) Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the 1994 Plan who do not otherwise receive such material as stockholders of Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, First Security Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 27th day of December, 1994.

                                                    FIRST SECURITY CORPORATION



                                                     By: /S/ MORGAN J. EVANS
                                                         -------------------
                                                         Morgan J. Evans
                                                         President and
                                                         Chief Operating Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
A. Robert Thorup, Esq. and Brad D. Hardy, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including pre- and/or post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.



SIGNATURE                     TITLE                   DATE

/S/ Spencer F. Eccles         Chairman and Chief      December 27, 1994
- ---------------------         Executive Officer,
Spencer F. Eccles             Director

/S/ MORGAN J. EVANS           President and Chief     December 27, 1994
- ---------------------         Operating Officer,
Morgan J. Evans               Director

/s/ Scott C. Ulbrich          Executive Vice          December 27, 1994
- ---------------------         President and Chief
Scott C. Ulbrich              Financial Officer
                              (Princial Financial
                              and Accounting
                              Officer)

/s/ James C. Beardall         Director                December 27, 1994
- ----------------------
James C. Beardall

/s/ Rodney H. Brady           Director                December 27, 1994
- ----------------------
Rodney H. Brady

                              Director
- ----------------------
James E. Bruce
/s/ Thomas D. Dee II          Director                December 27, 1994
- ----------------------
Thomas D. Dee II

                              Director
- ----------------------
Dr. David P. Gardner
- ----------------------

/s/ Kendall D. Garff          Director                December 27, 1994
- ----------------------
Kendall D. Garff

                              Director
- ----------------------
U. Edwin Garrison

                              Director
- ----------------------
David B. Haight

/s/ Jay Dee Harris            Director                December 27, 1994
- ----------------------
Jay Dee Harris

/s/ Robert T Heiner           Director                December 27, 1994
- ----------------------
Robert T. Heiner

                              Director
- ----------------------
Howard W. Hunter

                              Director
- ----------------------
Karen H. Huntsman

                              Director
- ----------------------
G. Frank Joklik

                              Director
- ----------------------
B. Z. Kastler

                              Director
- ----------------------
Joseph G. Maloof

/s/ Scott S. Parker           Director                December 27, 1994
- ----------------------
Scott S. Parker

                              Director
- ----------------------
Dr. Arthur K. Smith

/s/ James L. Sorenson         Director                December 27, 1994
- ----------------------
James L. Sorenson

/s/ Harold J. Steele          Director                December 27, 1994
- ----------------------
Harold J. Steele